SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 17, 2006

CARDINAL COMMUNICATIONS, INC.
(Exact name of registrant as specified in Charter)

Nevada	1-15383	91-2117796
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

390 Interlocken Crescent, Suite 900
Broomfield, Colorado 80021
(Address of Principal Executive Offices)

303-285-5379
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Cardinal Communications, Inc. (the "Registrant" or the “Company”) from time to time with the Securities and Exchange Commission (collectively the "Filings") contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant's management as well as estimates and assumptions made by the Registrant's management. When used in the Filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative if these terms and similar expressions as they relate to the Registrant or the Registrant's management identify forward looking statements.

Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Registrant's industry, operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 1.01. Entry Into A Material Definitive Agreement.

Technology and Trademark License Agreement

On February 17, 2006, the Company (or “Cardinal”) signed a Technology and Trademark License Agreement (the “License”) with GalaVu Entertainment Networks, Inc., of Toronto, Ontario, Canada (“GalaVu”). The term of the License is ten (10) years. Among other things, the License grants Cardinal a non-exclusive, royalty-free, fully paid up, worldwide license to make, use, sell, offer to sell, manufacture, market, and distribute the finished products and technology incorporated into GalaVu’s video on demand system (the “GalaVu Technology”). Under the License Cardinal has the right to bundle products incorporating the GalaVu Technology with other products distributed by Cardinal. Cardinal also has the right to sublicense the rights granted under the License to third parties, provided that Cardinal enters into sublicense agreements with each such sublicensee consistent with the terms set forth in the License. The rights provided to Cardinal under the License shall apply equally to existing and future products of similar or like functionality as those currently offered by GalaVu. The License requires GalaVu to provide Cardinal within five (5) days of the date of execution of the License, all technical information (including, but not limited to product specifications, blueprints and schematics, circuit diagrams, software, middleware, and firmware) required to manufacture GalaVu’s products and/or comprising the GalaVu Technology.

In addition, provisions in the License grant Cardinal the right, but not the obligation, to purchase products incorporating or comprising the GalaVu Technology from GalaVu (the “Purchased Products”). Cardinal shall pay only the actual costs of manufacturing and shipping the Purchased Products to Cardinal (or as directed by Cardinal); GalaVu shall not be entitled to any mark-up or profit on such products for the first 5,000 units of such products (the “Initial Units”). Orders for any products in excess of the Initial Units shall be marked-up by the lowest amount charged by GalaVu to any of its customers or partners.

The License also grants to Cardinal a non-exclusive, royalty-free, fully paid up, worldwide license to use GalaVu’s trademarks, service marks, and logos (the “Marks”) for (i) the sale of GalaVu branded products (the “Branded Products”), (ii) the use and display for marketing, advertising and promotion according to certain usage standards, and (iii) incorporating the Marks into the Branded Products. Any uses of the Marks shall be submitted in writing for review by GalaVu in advance and shall not be distributed or used in any manner without prior written approval of the Licensor or its authorized representative, which approval shall not be unreasonably withheld or delayed. No license is granted for the use, display, or incorporation of the Marks on products other than the Branded Products. Cardinal has the right to bundle the Branded Products with other products or services distributed by Cardinal (such Branded Products when bundled with such other products, the “Bundled Products”), provided that Cardinal uses the Marks solely on and in conjunction with that portion of Bundled Products that constitute the Branded Products. Cardinal has the right to sublicense these rights to its partners, resellers, OEMs, distributors and sales representatives that market and distribute Branded Products (each, a “Sublicensee”) solely for the purpose of advertising, marketing, selling and distributing the Branded Products in accordance with the terms of the License; provided that Cardinal enters into agreements with each such Sublicensee consistent with the terms set forth in the License.

The parties to the License acknowledge and agree that the License does not create a fiduciary relationship among or between them; that each shall remain an independent business; and that nothing in the License is intended to constitute either party as an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever. The foregoing summary of the License is qualified in its entirety be reference to the License as attached as an exhibit to this Current Report.

Purchase and Exchange Agreement

On February 17, 2006, the Company, Livonia Pty Limited, an Australian corporation, and Entertainment Media & Telecoms Corporation Limited (“EMT”), executed an agreement regarding the purchase and the exchange of certain debt owed by EMT and/or its subsidiaries (collectively, “EMT”) for equity in EMT, and including provisions for a loan for working capital from Cardinal to GalaVu (the “EMT Agreement”).

Pursuant to the EMT Agreement, Cardinal agreed to purchase the balance of the debt owed by EMT to Alleasing Finance Australia Limited (“Alleasing”), in the principal amount of two million twenty thousand Australian dollars (A$2,020,000.00) (the “Debt”) in exchange for an assignment of the Debt and all security interests securing repayment of the Debt. The purchase price to be paid by the Company for the Debt is seven hundred two thousand five hundred Australian dollars (A$702,500.00).

In addition, the Company has agreed to provide a bridge loan for working capital of seven hundred ninety seven thousand five hundred Australian dollars (A$797,500.00) to GalaVu (the “Loan”). The definitive terms, conditions, and interest rate in respect of such Loan shall be agreed between Cardinal and Livonia. Notwithstanding the generality of the foregoing, Cardinal’s representative shall have sole discretion as to the use of proceeds from the Loan, including how, to whom, and when the Loan proceeds are dispersed.

The Debt and the Loan are to be secured by the assets of EMT’s subsidiaries. The Debt purchased from Alleasing shall remain secured by the assets of EMT’s subsidiaries, including GalaVu. Also, Livonia shall assign to Cardinal six hundred and forty eight thousand two hundred and fifty Australian dollars (A$648,250.00) of the secured debt that Livonia previously purchased from Alleasing in a separate transaction, such that the total secured debt held by Cardinal shall total three million four hundred sixty five thousand seven hundred fifty Australian dollars (A$3,465,750.00) (the “Cardinal Secured Debt”). All such Cardinal Secured Debt is and will remain secured by all the EMT’s subsidiaries’ assets.

Cardinal also agreed that, to the extent permissible under Australian law and subject to the approval of the shareholders of EMT, should the same be necessary, Cardinal shall: (a) convert five hundred thirty two thousand five hundred Australian dollars (A$532,500.00) of the Cardinal Secured Debt into 53,250,000 shares in free-trading, common stock of EMT at a conversion rate of 1 cent per share; and (b) at a date to be agreed between the parties, convert two million nine hundred thirty three thousand seven hundred and fifty Australian dollars (A$2,933,750.00) of the Cardinal Secured Debt into shares of free-trading EMT common stock at a conversion rate of one half cent ($.005) per share, equating to 586,250,000 shares in EMT. In addition, Livonia agreed that, to the extent permissible under Australian law and subject to approval of the shareholders of EMT, should same be necessary, Livonia shall: (a) convert A$425,000.00 owing to it by EMT into 42,500,000 shares in EMT at a conversion rate of 1 cent per share; and (b) at a date to be agreed between the parties, convert A$733,750.00 owing to it by EMT into shares in EMT at a conversion rate of one half cent (A$.005) per share, equating to 146,750,000 shares in EMT. The Parties agreed to take all acts necessary to ensure that, following both the Cardinal conversion and the Livonia conversion, Cardinal shall own 64% of the outstanding shares of EMT, accounted for on a fully diluted basis. EMT has historically traded on the Australian stock exchange under the sympbol ETC.

Livonia and EMT agreed that should: (a) the shareholders of EMT not agree to the conversion by Cardinal of its Cardinal Secured Debt into equity in EMT, or (b) EMT does not regain trading status on the Australian Stock Exchange within one hundred and twenty (120) days of the date of the EMT Agreement, Livonia and EMT shall do all acts, matters or things to facilitate the transfer of the assets constituting the security (including but not limited to the assets of GalaVu) to Cardinal free and clear of all liens, claims, and encumbrances, in exchange for Cardinals’ agreement to extinguish the Cardinal Secured Debt. Cardinal agreed that, in the event that the GalaVu assets are transferred to Cardinal in exchange for the Cardinal Secured Debt, Livonia shall be entitled to acquire shares of Cardinal as follows: first, Livonia shall cause EMT to be sold; second, the purchase price obtained by Livonia from such sale (the “Purchase Price”) shall be paid directly to Cardinal in its entirety in exchange for shares of Cardinal common stock. The number of shares shall be determined by dividing the dollar amount of the Shell Purchase Price, converted to United States dollars, by the lower of 80% of the price per share for the five (5) trading days preceding the date of issuance, or two cents (U.S. $0.02).

Assignment Deed

Effective February 20, 2006, the Company signed an Assignment Deed with Alleasing Finance Australia Limited, an Australian company (formerly Rentworks Limited) (“Alleasing”) (the “Assignment”). Pursuant to the Assignment, Alleasing agreed to Cardinal all of its right, title, and interest in the debt owing by the Entertainment Media & Telecoms Corporation Limited (“EMT”) and/or EMT’s subsidiaries, including GalaVu Entertainment Networks, Inc. (“GalaVu”) to Cardinal in the amount of two million twenty thousand Australian dollars (A$2,020,000.00) (the “Debt”). The purchase price paid by Cardinal for the debt is seven hundred two thousand five hundred Australian dollars (A$702,500.00).

The Debt is secured by the (a) Pledge Agreement between Entertainment Media & Telecoms Corporation (Canada), Inc., (registered in Canada) (“EMT (Canada)”), and Rentworks Limited dated 31 March 2005; (b) Security Agreement between EMT (Canada) and Rentworks Limited dated 31 March 2005; (c) Security Agreement between GalaVu and Rentworks Limited dated 31 March 2005; (d) Guaranty between EMT (Canada), Inc., and Rentworks Limited dated 31 March 2005; and (e) Guaranty between GalaVu and Rentworks Limited dated 31 March 2005.

Interested Director

A member of the Company’s Board of Directors, David A. Weisman, and certain entities affiliated with Mr. Weisman are shareholders of GalaVu’s parent corporation, Entertainment Media & Telecoms Corporation Limited. Mr. Weisman did not participate in the vote by Cardinal’s Board of Directors approving the License, the Assignment Deed, or the Purchase and Exchange Agreement (collectively, the “Agreements”). The remaining members of Cardinal’s Board of Directors voted unanimously to approve the Agreements.

Item 8.01. Other Events.

On February 21, 2006, the Company issued a press release announcing the closing of the acquisition of EMT Debt as described under Item 1.01 above. A copy of the press release is attached as Exhibit 99.1 to this Current Report.

Exhibit No.	Description

10.1	Technology and Trademark License Agreement between Cardinal Communications, Inc., and GalaVu Entertainment Networks, Inc., dated February 17, 2006.
10.2	Purchase and Exchange Agreement between Cardinal Communications, Inc., Livonia Pty Limited, and Entertainment Media & Telecoms Corporation Limited, dated February 17, 2006.
10.3	Assignment Deed between Alleasing Finance Australia Limited and Cardinal Communications, Inc.
99.1	Cardinal Communications, Inc., Press Release dated February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Communications, Inc.

Date: February 22, 2006	By:	/s/ Edouard A. Garneau

Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Technology and Trademark License Agreement between Cardinal Communications, Inc., and GalaVu Entertainment Networks, Inc., dated February 17, 2006.
10.2	Purchase and Exchange Agreement between Cardinal Communications, Inc., Livonia Pty Limited, and Entertainment Media & Telecoms Corporation Limited, dated February 17, 2006.
10.3	Assignment Deed between Alleasing Finance Australia Limited and Cardinal Communications, Inc.
99.1	Cardinal Communications, Inc., Press Release dated February 21, 2006